Amendment No. 3 to Rights Agreement

   AMENDMENT NO. 3 ("Amendment No. 3"), dated as of November 9, 2001, by and between Computer Associates International, Inc., a Delaware corporation ("CA" or the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent"), further amending the Rights Agreement (the "Rights Agreement"), dated as of June 18, 1991, between the Company and Manufacturers Hanover Trust Company as original Rights Agent. All defined terms not otherwise defined herein shall have the meanings set forth in the Rights Agreement.

   On May 17, 1995, the Company amended the Rights Agreement (the "Amendment No. 1") to change the Purchase Price and to name Chemical Bank as successor Rights Agent to Manufacturers Hanover Trust Company, among other things.

   On May 23, 2001, the Company further amended the Rights Agreement (the "Amendment No. 2") to change the Purchase Price, to delete provisions relating to Continuing Directors, to change the Final Expiration Date and to name Mellon Investor Services LLC as successor Rights Agent to Chemical Bank, among other things.

   Pursuant to Section 27 of the Rights Agreement, the Rights Agreement is hereby further amended as follows:

I.    Amendments Relating to the Final Expiration Date

   A.    Section 7(a) of the Rights Agreement is hereby amended by substituting the date November 30, 2006 for the date May 23, 2011 as the Final Expiration Date.

   B.    The first sentence of the block paragraph of Exhibit B to the Rights Agreement entitled "Form of Rights Certificate" is hereby amended by substituting the date NOVEMBER 30, 2006 for the date MAY 23, 2011.

   C.    The first sentence of the first indented paragraph of Exhibit B to the Rights Agreement entitled "Form of Rights Certificate" is hereby amended by substituting the date November 30, 2006 for the date May 23, 2011.

   D.    The first sentence of the fifth paragraph under the heading "General" of Exhibit C to the Rights Agreement is hereby amended by substituting the date November 30, 2006 for the date June 6, 2001.

II.    Miscellaneous Provisions

   A.    The legend which appears as an indented block paragraph in Section 3(c) of the Rights Agreement is hereby deleted in its entirety and in lieu thereof there is substituted:

    "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Computer Associates International, Inc. (the "Company") and Manufacturers Hanover Trust Company dated as of June 18, 1991 (the "Rights Agreement") and as amended on May 17, 1995 by and between the Company and Chemical Bank ("Amendment No. 1") and as further amended as of May 23, 2001 by and between the Company and Mellon Investor Services LLC (the "Rights Agent") ("Amendment No. 2") and as further amended as of November 9, 2001 by and between the Company and the Rights Agent ("Amendment No. 3"), the terms of which are hereby incorporated herein by reference and copies of which are on file at the principal offices of the Rights Agent. Under certain circumstances set forth in the Rights Agreement, as amended, such Rights may be redeemed, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as amended and as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, as amended, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliates or Associates thereof (as such terms are defined in the Rights Agreement, as amended), whether currently held by or on behalf of such Person, Affiliate or Associate, or by any subsequent holder, may become null and void."

   B.    This Amendment No. 3 to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

   C.    This Amendment No. 3 to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall together constitute one and the same instrument.

   D.    In all respects not inconsistent with the terms and provisions of this Amendment No. 3 to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed.

   E.    If any term, provision, covenant or restriction of this Amendment No. 3 to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 3 to the Rights Agreement, and of the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed, all as of the date first above written

COMPUTER ASSOCIATES
INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Steven M. Woghin
Name:	Steven M. Woghin
Title:	Senior Vice President and General Counsel

MELLON INVESTOR SERVICES LLC,
as successor Rights Agent to CHEMICAL BANK,
which was successor Rights Agent to
MANUFACTURERS HANOVER TRUST
COMPANY, all pursuant to Section 19 of the
Rights Agreement

By:	/s/ Robert Kavanagh
Name:	Robert Kavanagh
Title:	Vice President